Exhibit 99.2

EdgeMode

Balance Sheet

(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash	$1,479,542	$62,435
Prepaid expenses and other current assets	30,670	–

Total current assets	1,510,212	62,435

Intangible assets - cryptocurrencies	206,392	–
Equipment, net	3,192,536	318,500

Total assets	$4,909,140	$380,935

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$445,806	$20,000
Accrued dividends	31,069	–
Equipment notes payable	955,034	–
Notes payable	831,192	–

Total current liabilities	2,263,101	20,000

Equipment notes payable, net of current	605,347	–

Total liabilities	2,868,448	20,000

Commitments and contingencies

Preferred shares, 300,000 shares authorized, No par value; 127,207 and zero shares issued and outstanding, September 30, 2021 and December 31, 2020, respectively.	341,730	–

Stockholders' equity:
Common shares, 3,000,000 shares authorized, No par value; 1,497,950 and 1,166,652 shares issued and outstanding, September 30, 2021 and December 31, 2020, respectively	4,842,725	436,311
Accumulated deficit	(3,143,763)	(75,376)
Stockholders' equity	1,698,962	360,935

Total liabilities and stockholders' equity	$4,909,140	$380,935

See accompanying notes to the unaudited financial statements.

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EdgeMode

Statements of Operations

(Unaudited)

	Nine months ended September 30, 2021	For the period of March 9, 2020 (inception) to September 30, 2020

Revenue	$1,175,013	$–
Cost of Revenue	935,273	–

Gross Profit	239,740	–

Operating expenses:
General and administrative expenses	3,095,141	48

Total operating expenses	3,095,141	48

Loss from operations	(2,855,401)	(48)

Other expense:
Interest expense	(126,276)	–
Other expense	(55,641)	–
Total other expense, net	(181,917)	–

Loss before provision for income taxes	(3,037,318)	(48)

Provision for income taxes	–	–

Net loss	(3,037,318)	(48)
Preferred Dividends	(31,069)	–
Net loss to common shareholders	$(3,068,387)	$(48)

Loss per common share - basic and diluted	$(2.30)	$(0.00)

Weighted average shares outstanding - basic and diluted	1,332,146	1,119,406

See accompanying notes to the unaudited financial statements.

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EdgeMode

Statements of Stockholders’ Equity (Deficit)

For the nine months ended September 30, 2021 and For the period of March 9, 2020 (Inception) to September 30, 2020

(Unaudited)

	Mezzanine Equity
		Preferred		Common		Total
	Preferred	Stock	Common	Stock	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Deficit

Balance December 31, 2020	–	$–	1,166,652	$436,311	$(75,376)	$360,935

Common Shares issued in exchange for cash	–	–	250,507	1,807,574	–	1,807,574

Common Shares issued in exchange for cryptocurrency	–	–	8,013	87,419	–	87,419

Preferred Shares issued in exchange for cash	125,001	334,980	–	–	–	–

Common shares issued for conversion of options	–	–	72,778	–	–	–

Stock-based compensation	2,206	6,750	–	2,511,421	–	2,511,421

Preferred dividends	–	–	–	–	(31,069)	(31,069)

Net loss	–	–	–	–	(3,037,318)	(3,037,318)

Balance September 30, 2021	127,207	$341,730	1,497,950	$4,842,725	$(3,143,763)	$1,698,962

Shares issued to founders upon inception	–	$–	1,000,000	$–	$–	$–

Shares issued in exchange for cash	–	–	24,222	54,975	–	54,975

Shares issued in exchange for assets	–	–	139,130	318,500	–	318,500

Net loss	–	–	–	–	(48)	(48)

Balance September 30, 2020	–	$–	1,163,352	$373,475	$(48)	$373,427

See accompanying notes to the unaudited financial statements.

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EdgeMode

Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30, 2021	For the period of March 9, 2020 (inception) to September 30, 2020

Operating Activities:
Net loss	$(3,037,318)	$(48)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	522,282	–
Stock-based compensation	2,518,171	–
Loss on disposal of fixed assets	34,933	–
Loss on cryptocurrency transactions	20,708	–
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(30,670)	–
Cryptocurrency assets	(440,140)	–
Accounts payable and accrued expenses	425,806	–
Lease liabilities	(16,879)	–

Net cash provided by (used in) operating activities	(3,107)	(48)

Investing Activities:
Purchase of equipment	(697,201)	–
Proceeds from sale of equipment	8,000	–

Net cash used in investing activities	(689,201)	–

Financing Activities:
Proceeds from issuance of common shares, net of offering costs	1,807,574	54,975
Proceeds from issuance of preferred shares, net of offering costs	334,980	–
Payments on equipment notes payable	(861,564)	–
Proceeds from notes payable	830,000	–
Payments on notes payable	(1,575)	–
Net cash provided by financing activities	2,109,415	54,975

Net change in cash	1,417,107	54,927
Cash - beginning of period	62,435	–
Cash - end of period	$1,479,542	$54,927

Supplemental Disclosures:
Interest paid	$126,276	$–
Income taxes paid	$–	$–

Supplemental Disclosures of Noncash Financing Information:
Shares issued for cryptocurrency assets	$87,419	$–
Equipment financed with notes payable	$2,441,591	$–
Accrued dividends	$31,069	$–
Equipment purchased with cryptocurrency assets	$363,008	$–
Equipment sold in exchange for cyrptocurrency assets	$62,549	$–

See accompanying notes to the unaudited financial statements.

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EdgeMode

Unaudited Notes to Financial Statements

For the Nine Months Ended September 30, 2021

NOTE 1 – Nature of Operations

EDGEMODE (which may be referred to as the “Company”, “we,” “us,” or “our”) is a corporation organized under the laws of Wyoming. The Company was originally incorporated as EdgeMode LLC on March 9, 2020 and then converted EdgeMode as of June 17, 2020. The Company is engaged in the cryptocurrency sector, mainly in digital currency mining and high-performance computing.

NOTE 2 – Summary of significant Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements and related disclosures as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 are unaudited, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. In our opinion, these unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the interim periods. These unaudited financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2020 which are included elsewhere in this prospectus. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the full year ended December 31, 2021.

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the United States and other countries that the Company operates in. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000. As of September 30, 2021, the Company had $1,229,542 in excess of the FDIC insurance limit. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Long-Lived Assets – Cryptocurrencies

We account for our cryptocurrencies, intangible assets and long-term license agreement in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Our cryptocurrencies are deemed to have an indefinite useful life; therefore amounts are not amortized, but rather are assessed for impairment as further discussed in our impairment policy. Under ASC Subtopic 350-30 any intangible asset with a useful life is required to be amortized over that life and the useful life is to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

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Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The Company has no assets or liabilities valued using level 1, level 2, or level 3 inputs as of September 30, 2021.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. This standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

The Company has entered into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are recorded as a component of cost of revenues), for successfully adding a block to the blockchain. The terms of the agreement provides that neither party can dispute settlement terms after thirty-five days following settlement. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the quoted price of the related cryptocurrency at the time of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

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Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

NOTE 3 – Going Concern

These financial statements are prepared on a going concern basis. The Company began operation in 2020 and incurred a cumulative loss since inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 4 – Related Party Transactions

During the nine months ended September 30, 2021, in connection with the equity fundraisings the company paid $47,500 in advisory fees in relation to the preferred share fundraising and $118,500 in fees in relation to the common share fundraising. The fees were paid to an entity that is controlled by Simon Wajcenberg and Charles Faulkner, who are each directors of the Company.

NOTE 5 – Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

As of September 30, 2021 and December 31, 2020 fixed assets were made up of the following:

	Estimated Useful Life	September 30,	December 31,
	(years)	2021	2020
Cryptomining equipment	2-5 years	$3,714,818	$318,500
		3,714,818	318,500
Accumulated depreciation		(522,282)	–
Net book value		$3,192,536	$318,500

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Total depreciation expense for the nine months ended September 30, 2021, was $522,282.

NOTE 6 – Equity

The Company has authorized 3,000,000 shares, with no par value, and has issued 1,166,652 shares of common stock. All of the common shares have the same voting rights and liquidation preferences. The Company has also authorized 300,000 shares of preferred stock with no par value.

Preferred Shares

The Company is authorized to issue 300,000 shares of preferred stock with no par value per share, of which 261,438 have been designated as Series Seed Preferred Stock (“Series Seed Preferred”), with the remaining shares available for designation from time to time by the Board. As of September 30, 2021, there were 127,201 shares of Series Seed Preferred issued and outstanding. The Board of Directors is authorized to determine any number of series into which the undesignated shares of preferred stock may be divided and to determine the rights, preferences, privileges and restrictions granted to any series of the preferred stock. The Series Seed Preferred have the following characteristics:

●	The shares of Series Seed Preferred are entitled to dividends when, as and if declared by the Board at a rate of 12% per annum on the Original Issue Price. Such dividends shall be cumulative, compounded annually, whether or not earned or declared.

●	Upon the liquidation of the Company, the shares of Series Seed Preferred are entitled to receive, prior to any distribution to the holders of common stock, 200% of the purchase price per share of Series Seed Preferred plus all accrued but unpaid dividends.

●	The Series Seed Preferred plus accrued but unpaid dividends thereon can be converted into common stock, at a conversion rate of $3.06, at any time after the date of issuance. The Series Seed Preferred shares shall automatically be converted into common shares immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, provided that the offering price per share is not less than $7.12 and the aggregate gross proceeds to the corporation are not less than $10,000,000, or upon the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred.

●	Each share of Series Seed Preferred will carry a number of votes equal to the number of shares of common stock into which such Series Seed Preferred may then be converted. The Series A Preferred generally will vote together with the common stock and not as a separate class.

●	Pursuant to the Securities Purchase Agreements, holders of Series A Preferred are entitled to unlimited “piggyback” registration rights on registrations by the Company, subject to pro rata cutback at any underwriter’s discretion.

Due to the liquidation premium that would require the Company to redeem the shares in cash at an amount two times the initial investment, the Company accounts for the Series A Preferred Stock as temporary equity in accordance with ASC 480. The Series A Preferred Stock is accounted for at redemption value.

During the nine months ended September 30, 2021, the Company issued 125,001 preferred shares for total cash considerations of $382,480. In connection with the fundraising the company paid $47,500 in advisory fees to a related party for net cash proceeds of $334,980.

During the nine months ended September 30, 2021, the Company issued 2,206 preferred shares for total fair value of $6,750 for services.

For the nine months ended September 30, 2021, total dividends applicable to Preferred Shares were $31,069. The Company did not declare or pay any dividends during the nine months ended September 30, 2021. Although no dividends have been declared, the cumulative total of preferred shares dividends due to these stockholders upon declaration was $31,069 as of September 30, 2021.

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Common shares

During the nine months ended September 30, 2021, the company issued 257,341 common shares for cash proceeds of $1,997,239. In connection with the fundraising the company paid $127,250 in advisory fees, of which $118,500 were paid to a related party, for net cash and cryptocurrency proceeds of $1,894,993.

Common stock options

During the nine months ended September 30, 2021, the Company issued options to purchase 412,411 common shares in exchange for services valued at $3,325,353 using the black-scholes option pricing model. The options have exercise prices ranging from $0.00-$6.18, vesting terms that include immediate vesting, annual vesting, and performance based vesting. The expected term was estimated using the simplified method for employee stock options since the Company does not have adequate historical exercise data to estimate the expected term. The company expensed $2,511,421 during the nine months ended September 30, 2021, with $849,996 of value being forfeited upon termination of a consulting agreement, and the remaining $19,247 will be expensed over the remaining vesting period.

The following table summarizes the stock option activity for the nine months ended September 30, 2021:

	Options	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2020	48,519	$0.00
Granted	412,411	$1.10
Exercised	(72,778)	$0.00
Forfeited	(137,473)	$0.00
Expired	–	$–
Outstanding and expected to vest, September 30, 2021	250,679	$1.82

As of September 30, 2021, the Company had 167,387 stock option that were exercisable with a weighted average exercise price of $2.22. The weighted average remaining life of all outstanding stock options was 8.7 years as of September 30, 2021. Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock option and the fair value of the Company’s common stock for stock options that were in-the-money at period end. As of September 30, 2021, the intrinsic value for the options vested and outstanding was $3,294,238 and $5,034,262, respectively.

NOTE 7 – Notes Payable

On August 20, 2021 the Company entered into a Letter of Intent with Fourth Wave Energy, Inc. (“Fourth Wave”). Pursuant to the Letter of Intent, the Company will, at the closing, have all of the issued and outstanding shares of the Company acquired for that number of shares of the Fourth Wave's common stock which, at closing, will represent 80% of the Fourth Wave's outstanding shares of common stock. The Letter of Intent with Fourth wave is non-binding and may be terminated by either party. The acquisition by Fourth Wave is subject to a number of conditions, including the execution of a definitive agreement between the parties. On September 30, 2021, the Company entered into a note payable agreement for proceeds of $750,000 to assist in securing hosting facilities. The note bears interest at 16% per annum and is due and payable on March 31, 2022.

On June 15, 2021, the Company entered into two note payable agreements for total proceeds of $80,000 to assist in securing hosting facilities from BlockFi Lending LLC. The note bears interest at 9.75% per annum and is due and payable on June 16, 2022. The Company is required to maintain a collateral balance equal to 70% of the outstanding principal balance with the lender. A total of $102,734 is held as collateral in restricted wallets, managed directly by the lender.

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NOTE 8 – Equipment Notes Payable

In February 2021, the Company entered into a financing agreement whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $199,800 and 24 equal monthly payments of $32,760. The company used a 15% discount rate to determine the net present value of the loan value of $871,519. The balance of the loan as of September 30, 2021 is $502,315.

In May 2021, the Company entered into a financing agreement whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $299,808, the first month payment of $79,056 and 23 equal monthly payments of $39,528. The company used a 15% discount rate to determine the net present value of the loan value of $1,148,237. The balance of the loan as of September 30, 2021 is $740,665.

In July 2021, the Company entered into a financing agreement whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $100,800 and 24 equal monthly payments of $15,660. The company used a 15% discount rate to determine the net present value of the loan value of $421,835. The balance of the loan as of September 30, 2021 is $334,281.

NOTE 9 – Commitments and Contingencies

Legal Contingencies

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

NOTE 10 – Subsequent Events

Subsequent events have been evaluated subsequent to the consolidated balance sheet date of September 30, 2021 through January 28, 2021, the date these condensed consolidated financial statements were available for issuance.

Subsequent to September 30, 2021, the company issued 41,599 common shares for total cash proceeds of $921,308. In connection with the fundraising the company paid $150,000 in advisory fees to a related party, for net cash proceeds of $771,308. In addition, the Company issued 2,242 common shares as compensation to a unrelated third party as compensation for services.

Subsequent to September 30, 2021, outstanding options of 250,679, were exercised into shares of common stock.

On October 21, 2021, the Company entered into a note payable agreement for proceeds of $100,000 to assist in securing hosting facilities from Fourth Wave. The note bears interest at 16% per annum and is due and payable on April 21, 2022.

On December 2, 2021, the Company entered into an agreement and plan for merger with Fourth Wave Energy, Inc. (“Fourth Wave”), whereby at closing Fourth Wave with merge with and into the Company, with Company remaining as the surviving entity. In the merger, the shares of common stock of the Company will be exchanged for shares of Fourth Wave, that will, upon issuance, represent 80% of Fourth Wave’s outstanding common stock on a fully diluted basis.

On December 10, 2021, the Company entered into a note payable agreement for proceeds of $770,000 to assist in securing hosting facilities from Fourth Wave. The note bears interest at 16% per annum and is due and payable on June 10, 2022.

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